EXHIBIT 4.6

                              CONSULTING AGREEMENT
                              --------------------


         THIS CONSULTING AGREEMENT (the "Agreement") is made this 25th day of October 1999, by and between SmartServ Online, Inc., a Delaware corporation (the "Company"), and Steven Rosner (the "Consultant").

                                    RECITALS

         WHEREAS, the Company wishes to engage the Consultant to consult with respect to certain aspects of its business;

         WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in this Agreement as set forth below;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the respective convenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.       TERM.

         The term of this Agreement shall commence on the date hereof and end twelve months thereafter.

2.       CONSULTING SERVICES.

     (a) For the term of this Agreement, the Consultant agrees to provide the following Consulting services to the Company:

     (i) Consult with the Company's management concerning marketing surveys, investor profile information, methods of expanding investor support and increasing investor awareness of the Company and products and/or services.

     (ii) Strategic planning (including market analysis, competition analysis, and identification of strategic business opportunities);

     (iii) Market research on proposed new business opportunities;

     (iv)  Assistance in the  preparation  of a revised  business plan including
     financial   projections,   operating  strategy,  and  business  development
     strategy;

     (v) Identification of and negotiation with merger and/or acquisition candidates


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     (vi) identification and selection,  when necessary,  of an accounting firm, appropriate legal counsel, and additional professional advisors;

     (vii) Assistance, when necessary, in negotiations leading to strategic business relationships;

     (viii)  Preparation  of  merger  agreements,   correspondence,   and  other
     documentation necessary to negotiate mergers or acquisitions; and

     (ix) Due diligence regarding merger or acquisition candidates including, if necessary, domestic and international travel for meetings, negotiations and research.

         (b) COMPENSATION. The Company and the Consultant agree that the fair value of the services to be rendered by Consultant on behalf of the Company is five thousand dollar ($5,000) per month. In lieu of cash consideration for such services, Consultant hereby agrees to accept upon execution of this agreement:

     (i) A Noncancellable Common Stock Purchase Warrant for the purchase, in the aggregate, of 100,000 shares of the Common Stock of the Company at an exercise price of two dollars, sixty-two and one-half cents ($2.625) per share, and

     (ii) A Noncancellable Common Stock Purchase Warrant for the purchase, in the aggregate, of 100,000 shares of Common Stock of the Company at an exercise price of three dollars, sixty-two and one-half cents ($3.625).

         The warrants shall not be exercisable or transferable for a period of one hundred and eighty (180) days from date hereof and shall expire on the fifth anniversary of the date of issuance.

         Consultant shall pay all applicable taxes which are assessed against him as a result of his receipt of compensation under this Agreement, and the Company shall not withhold any such taxes from the compensation paid to Consultant. Consultant agrees to indemnify and hold harmless the Company, together with its officers and directors, with respect to any such taxes or other assessments which may be due and payable as a result of the payment or receipt of compensation hereunder.

         c.     REGISTRATION RIGHTS.
                --------------------

         (i) As soon as practicable following the date of this Agreement, the Company shall cause to be prepared and filed with the SEC a Registration Statement on Form S-8, Form S-3 or other appropriate form (the "Registration Statement") registering for sale the shares of Common Stock issuable upon exercise of the Warrants (the "Shares").

         (ii) In connection with the preparation and filing of the Registration Statement, the Company agrees to (1) use its best efforts to cause such Registration Statement to become and remain effective; (2) prepare and file with SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a


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period of not less than one-hundred eighty (180) days; (3) furnish to Consultant such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Consultant may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (4) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under the Blue Sky laws of the States of Connecticut and Pennsylvania for the distribution of the securities covered by the Registration Statement. Consultant agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

         (iii) All fees and other expenses incurred in connection with the registration, offering and distribution of the shares of Common Stock underlying the Warrants shall be borne by the Company, including, without limitation, fees of the Company's legal counsel, Securities and Exchange Commission filing fees, Blue Sky filing fees, printing costs, accounting costs, transfer agent fees, and any other miscellaneous costs and disbursements. Consultant shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Consultant of the shares of Common Stock covered by the Registration Statement.

         (iv) To the extent permitted by law, Consultant will indemnify, defend and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Consultant of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Consultant, or arise out of or are based upon any untrue statement or omission of Consultant in this Agreement or any Subscription Agreement between the Company and Consultant, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Consultant in writing, expressly for use in connection with such Registration Statement.

         (v) To the extent permitted by law, the Company will indemnify, defend and hold the Consultant harmless against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Consultant may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities
Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the





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indemnification  agreement  contained in this  paragraph  shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration
Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Consultant.

         (vi) Consultant undertakes to comply with all applicable laws governing the distribution of securities in connection with Consultant's sale of common stock of the Company acquired pursuant to the exercise of the Warrants, including, without limitation, Rule 10(b)-6 under the Securities Exchange Act of 1934, and to notify the Company of any changes in Consultant's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

         d. EXERCISE OF WARRANTS. The Warrants shall be exercisable by Consultant by presentation and surrender thereof to the Company with the purchase form annexed thereto duly executed and accompanied by payment of the aggregate exercise price, all of which must be delivered prior to the expiration date.

         e. EXPENSES. During the term of the Consultant's engagement hereunder, the Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $5,000 have been pre-approved in writing by the Company. Notwithstanding the foregoing, the Consultant shall bear all expenses in connection with the initial mailing of material describing the Company to brokers and dealers.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) EXISTENCE AND AUTHORITY. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as now being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which it is necessary to be so qualified to transact business as currently conducted. This Agreement has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity.


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         (b) AUTHORIZATION AND VALIDITY OF WARRANTS AND SHARES. The Warrants and
the Shares have been duly authorized and are validly issued and outstanding, and free of any preemptive rights, with no personal liability for the obligations of the Company attaching to the ownership thereof by reason of such issuance. None of the Shares is subject to any lien, pledge, security interest or other encumbrance.

         (c) AUTHORIZATION OF AGREEMENT. The Company has taken all actions and obtained all consents or approvals necessary to authorize it to enter into and perform its obligations under this Agreement, to issue the Warrants and Shares to be issued by it and to consummate the transactions contemplated hereby.

         (d) NO VIOLATION. Neither the execution or delivery of this Agreement, the issuance or delivery of the Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consents and approvals which have been obtained) and filings which have been made under, or result in the imposition of a lien on or security interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

4.       FILINGS.

         The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), and any securities exchange or the National Association of Securities Dealers, Inc. ("NASD").

5.       SUPPLYING INFORMATION.

         The Company shall cooperate with the Consultant in supplying such publicly available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

6.       INDEMNIFICATION.

         The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant arising out of the consulting services contemplated by this agreement in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this



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Agreement,  and  (ii)  the  Consultant  acted  in  good  faith  and in a  manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to any claim, issue or matter as to which the Consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses and which such court shall deem proper.

7.       INDEPENDENT CONTRACTOR STATUS.

         It is  expressly  understood  and  agreed  that  this  is a  consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the Consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and that the Company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such control by the Company is solely predicated upon the consulting services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the Company.

         The parties further acknowledge that the Consultant's services hereunder are not exclusive, but that the Consultant shall be performing services, and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part-time basis only, and the Company shall have no direction, control of, or interest in, the Consultant's services which are not covered by the terms of this Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to the Consultant's current or future relationship.

8.       NOTICE.

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of delivery.


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         To Consultant:
                               Steven Rosner
                               The GSB Building
                               One Belmont Avenue
                               Suite 417
                               Bala Cynwyd, PA  19004
                               Facsimile: (610) 660-5905

         To the Company:
                               SmartServ Online, Inc.
                               Metro Center
                               One Station Place
                               Stamford, CT  06902
                               ATTENTION: Sebastian Cassetta

9.       MISCELLANEOUS.

         (a) WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced.

         (c) GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Pennsylvania.

         (d) BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) CONSTRUCTION. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. References in this Agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (f) EXPENSES. Each party shall pay and be responsible for the costs and expenses, including, without limitation, attorneys' fees, incurred by such party in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (g) ASSIGNMENT. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.


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         (h) NO RIGHTS  TO  OTHERS.  Nothing  herein  contained  or  implied  is intended or shall be construed to confer upon or give rights to any person, firm or corporation, other than the parties hereto.

         (i) COUNTERPART. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                            SMARTSERV ONLINE, INC.



                                            By:
                                               --------------------------------
                                            Sebastian E. Cassetta, Chairman/CEO



                                            -----------------------------------
                                            Steven Rosner